                                                                    EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements

(Form S-4 No. 333-25003, Form S-3 No.33-92172, Form S-3 No. 33-57202, Form S-3
No. 33-60734, Form S-3 No. 33-89748, Form S-3 No. 333-7947, Form S-3 No. 333-
22409, Form S-3 No. 333-27919, Form S-3 No. 333-27881, Form S-3 No. 333-27893,
Form S-8 No. 333-28141, Form S-8 No. 33-62374, Form S-8 No. 33-63024, Form S-8
No. 33-63026, Form S-8 No. 33-78038, Form S-8 No. 33-79516, Form S-8 No. 33-
82240, Form S-8 No. 33-82242, Form S-8 No. 33-82244, Form S-8 No. 333-4212, Form
S-8 No. 333-28263, Amendment to Form S-4 No. 333-25003 On Form S-8, Form S-3
No. 333-46403, Form S-3 No. 333-46935 and Form S-8 No. 333-62869) of Morgan
Stanley Dean Witter & Co. of our report Dated May 27, 1997 with respect to the Consolidated Financial Statements and Financial Statement Schedule of Morgan Stanley Group Inc. (not presented separately herein) included in the Form 10-K of Morgan Stanley Dean Witter & Co. filed on February 22, 1999.


/s/  ERNST & YOUNG LLP


NEW YORK, NEW YORK
FEBRUARY 22, 1999